Exhibit E

PricewaterhouseCoopers China Limited

Clarendon House

2 Church Street

Hamilton, Bermuda

China Development Bank

29 Fuchengmenwai Street

Xicheng District

Beijing 100037

People’s Republic of China

Ladies and Gentlemen:

We hereby consent to the use in this Registration Statement under Schedule B of the Securities Act of 1933 of our report dated February 18, 2005 relating to the financial statements of China Development Bank, which appears in such Registration Statement. We also consent to the references to us under heading “Experts” in such Registration Statement.

/s/    PRICEWATERHOUSECOOPERS

Beijing, People’s Republic of China

August 18, 2005

Ex-27